Exhibit 99.1

July 19, 2023 - 8:30 am

Garland, TX (July 19, 2023) - QM Racing, Inc. (QM Racing), a subsidiary of Quad M Solutions, Inc., (OTC: MMMM) which was established for the purpose of expanding the company’s potential revenue stream and to increase its shareholder value, is pleased to announce the signing of a definitive agreement to acquire 100 percent of REV Technologies, Inc. This strategic acquisition results in QM Racing owning, manufacturing, and marketing the highly anticipated Riley Streetfighter, an electric vehicle developed by Riley Technologies (Riley), a renowned automotive design, engineering, manufacturing, and race team operations company. Riley Technologies designed, operated, and built cars that have won the 24 Hours of Daytona over 20 times in addition to countless other motorsport races throughout the world.

The Riley Streetfighter is a cutting-edge three-wheeled electric vehicle that embodies the pinnacle of performance, design, and sustainability. With the base Streetfighter model featuring an exhilarating 0-60 mph acceleration in under three seconds, up to 200-mile range per charge, and a rapid 80 percent charge in just 20 minutes, the Streetfighter is set to redefine the electric vehicle powersports market. Designed for discerning customers, the Streetfighter will be available in customizable E-propulsion system and bodywork configurations with the mass consumer base model is expected to be priced between $45,000 and $60,000. With these key performance and price points, Streetfighter aims to capture a fast-growing powersports market, targeting individuals seeking street legal race-worthy performance coupled with the advantages of electric vehicle technology.

Joseph Frontiere, CEO of QM Racing Inc., expressed enthusiasm for the market potential and stated “According to Future Market Insight, today’s electric three-wheeler market is expected to nearly double in the next 10 years and exceed the $1.5 billion mark by 2033. As a technological leader with an exceptional automotive performance pedigree, we are poised to meet the demand for race performance combined with the advantages of electric vehicles and secure a substantive market share.”

This acquisition enables QM Racing to leverage Riley’s development expertise and existing production facilities, eliminating the need for substantial upfront capital spending on design and manufacturing infrastructure. Consequently, the company plans to rapidly scale up Streetfighter production while minimizing costs compared to competitors. The Streetfighter will be manufactured in Riley’s Mooresville, NC facility with 90 percent of the Streetfighter components being vertically manufactured in house.

“The Streetfighter is expected to hit the market within the next 18 months, revolutionizing the electric vehicle industry, and offering a thrilling driving experience to customers across the nation,” added Mr. Frontiere.

About QM Racing, Inc.

QM Racing, Inc. is a wholly owned subsidiary of Quad M Solutions Inc., dedicated to delivering high-performance electric vehicles that combine cutting-edge technology with a passion for automotive excellence. With the acquisition of REV Technologies, QM Racing is poised to revolutionize the three-wheeled electric vehicle market.

About REV Technologies.

Our Mission is to design and market performance vehicles featuring leading race to road electrification technology under the Riley brand. Dating back to 1960, the Riley brand has been a leader in North American automotive design engineering, manufacturing, assembly, and race team operations.

Website rileyev.com

REV Technologies. Press release

https://www.einpresswire.com/article/644966173/rev-technologies-and-riley-technologies-to-produce-the-rev-streetfighter

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Quad M Solutions, in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.